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                                                                       EXHIBIT 8



                      [VINSON & ELKINS L.L.P. Letterhead]



                           September 23, 1997


Forman Petroleum Corporation
650 Poydras Street, Suite 2200
New Orleans, Louisiana  70130-6101

Gentlemen:


    We participated in the preparation of the Registration Statement on Form S-4 dated July 16, 1997 (and all subsequent amendments) filed with the Securities and Exchange Commission by Forman Petroleum Corporation (the "Company") with respect to the Company's offer to exchange 13.5% Senior Secured Notes Due 2004, Series B for all outstanding 13.5% Senior Secured Notes Due 2004, Series A (the "Registration Statement")/1/, including the discussion set forth in the Registration Statement under the heading "Certain United States Federal Income Tax Considerations". The discussion and the legal conclusions with respect to United States federal income tax matters set forth therein is our opinion with respect to the matters discussed therein, and we believe the discussion is accurate and complete in all material respects.


    Our opinion is based and conditioned upon the initial and continuing accuracy of the facts and assumptions set forth in the Registration Statement. In addition, our opinion is based upon, assumes the correctness of, the Company's allocation of the Note Unit issue price between the Old Notes and the Note Warrants. Our opinion is also based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date of the Registration Statement, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.




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    /1/All capitalized terms used but not defined herein have the meaning ascribed to them in the Registration Statement.
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    We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.

                                         Very truly yours,



                                         VINSON & ELKINS L.L.P.